项目建设合同书

滑南市临渭区人民政府
天津市亚亿实业有限公司

二〇〇八年七月

项目建设投资合同书

甲方：渭南市临渭区人民政府（以下简称甲方）

乙方：天津市亚亿实业有限公司　（以下简称乙方）

根据《中华人民共和国合同法》及有关规定，经双方充分协商，就乙方在渭南高新技术产业开发区渭北产业园投资建设羊奶加工项目签订本合同：

一、甲方同意乙方在渭南高新技术开发区渭北产业园建设羊奶加工项目。项目总投资 1.3 亿元，其中固定资产投资 8000 万元，计划完成建筑面积 30000 平方米。主要从事羊奶产品深加工的生产和销售，年设计生产能力为加工各种羊奶制品 5 万吨，其投产后年可实现销售收入 3 亿元，利税 6000 万元。

二、甲方同意以每亩 6.8 万元的优惠综合地价出让给乙方项目建设用地 100 亩左右（以实际丈量数为准，含代征道路部分）。四址为：工业大道西延线以东，侯槐路以北。使用年限 50 年，并免收城市建设配套费。土地款乙方应在本合同签订后 10 日内一次性付清。（收款单位：渭南市国土资源局临渭分局新型工业项目区 帐号：2605044629200056606 开户行：中国工商银行渭南市前进路支行）同时甲方应确保乙方土地款交清后 30 日内进地施工。

三、双方所签建设项目，乙方必须在临渭区渭北产业园进行工商注册、税务登记和结算，守法经营，依法纳税。

四、为了确保乙方按时施工、如期投产，甲方提供给乙方的项目建设用地必须在土地款交清后十日内为乙方提供设计、施工所必须的相关资料。待乙方固定资产投资达到总

投资的三分之一时，甲方将《中华人民共和国土地使用证》交付给乙方。

五、甲方提供给乙方项目建设用地，乙方必须在本合同签订后三个月内开工建设，12个月内建成投产。若不能按期开工，甲方有权收回土地，本合同自行终止。同时乙方应赔偿占用土地期间一切经济损失；如建设期限延长或未按合同完成约定投资额，乙方不得享受上述约定的土地优惠政策，土地款应按最低成本综合地价每亩 11.2 万元计算，其地价优惠部分予以补缴。乙方的项目建设规划必须符合甲方的统一要求。

六、甲方以低于综合地价出让给乙方的项目建设用地，必须用于产业发展，乙方不得随意改变用途，如确需改变用途，需经甲方同意。

七、建设施工单位应缴纳的各项税收，由乙方直接代扣代缴给甲方地税部门。

八、乙方所建项目在约定期限内投产，其投产后前五年实行零费用制度，即企业除依法纳税外，其它行政事业性收费省级以下一律免除；五年后，乙方按规定收费标准的 50% 缴纳。

九、根据渭临政发（2003）33号文件公布的有关政策，入园项目用地实施“六通一平”，即道路、供电、给水、排水、通讯和信息光缆畅通及土地平整等基础建设配套至项目用地红线。但是，考虑到甲方产业园尚属建设初级阶段，双方约定：

1、环境保护问题：乙方在项目施工前必须经过环保部

门的环评认可，并出具相关的环评报告和审批文件。

2、甲方负责将自来水引到乙方厂区外，由乙方自行接入，保证乙方施工建设和生产、生活用水。

3、甲方应确保乙方建设期、生产期的动力和生活用电。

4、甲方允许乙方使用燃煤锅炉，使用年限不低于锅炉设计使用寿命。排放标准达到国家的燃煤锅炉排放标准。

5、甲方承诺在项目施工前开通乙方的通讯线路，并尽快开通信息光缆。

6、甲方应确保乙方项目建设初期的各种政府审批手续的顺利办理，全力为乙方营造良好的投资发展环境和外部事务环境。

十、未尽事宜，由甲、乙双方另行协商约定。其补充协议与本合同具有同等法律效力。

十一、本合同一式四份，甲、乙双方各执两份。

甲方：渭南市临渭区人民政府 （章）
法定代表人（或授权代表） [signature] （签字）
签订时间：2008 年 7 月 25 日

乙方：天津市亚亿实业有限公司 （章）
法定代表人（或授权代表） （签字）
签订时间： 年 月 日